Exhibit 5.1

333 West Wolf Point Plaza Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

July 31, 2026

InnovAge Holding Corp.

8950 E. Lowry Boulevard

Denver, CO 80230

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to InnovAge Holding Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of the Registration Statement on Form S-3 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), initially filed on July 31, 2026.

The Registration Statement relates to the resale, from time to time, by the selling security holders named in the prospectus contained in the Registration Statement of up to 112,988,070 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Second Amended and Restated Certificate of Incorporation of InnovAge Holding Corp., filed with the Secretary of the State of Delaware on March 3, 2021, as amended by the Certificate of Amendment thereto, (ii) the Amended and Restated Bylaws of InnovAge Holding Corp., dated March 3, 2021, (iii) various minutes and records of the corporate proceedings of the Company with respect to the Registration Statement and the Shares and (iv) the Registration Statement and the exhibits thereto.

For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). We have also assumed that the Company followed the procedures in place and such procedures were properly reviewed by the auditors, consistent with the normal scope of each audit. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

InnovAge Holding Corp.

July 31, 2026

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof, and we expressly disclaim any obligation to update or supplement this letter or advise you of any change in any matter after the date hereof.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the resale of the Shares. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP